Exhibit 4.3

Mohawk Capital Luxembourg S.A.

Société anonyme

Registered office: 10B, rue des Merovingiens, L-8070 Bertrange

CONSTITUTION DE SOCIETE DU 16 juillet 2015
N° 1710/2015

In the year two thousand and fifteen, on the sixteenth day of July.
Before the undersigned, Carlo WERSANDT, notary, residing in Luxembourg.
There appeared:
Mohawk Global Investments S.àr.l., a company incorporated and existing under the laws of Luxembourg, with registered office address at 10B, rue des Merovingiens, L-8070 Bertrange, and registered with the Registrar of Companies in Luxembourg under number B111052 (the “Shareholder”), here represented by Abdelrahime Benmoussa, having his professional address at 58, rue Charles Martel, L-2134 Luxembourg, by virtue of a proxy given under private seal.
The said proxy, after having been signed ne varietur by the appearing person and the undersigned notary, shall remain attached to this deed to be filed at the same time with the registration authorities.
Such party, acting in its capacity as representative of the Shareholder, has requested the officiating notary to enact the following articles of incorporation (the “Articles”) of a company, which it declares to establish as follows:
Article 1. – Form and Name
There exists a public limited liability company (société anonyme) under the name of “Mohawk Capital Luxembourg S.A.” (the “Company”).
The Company may have one shareholder (the “Sole Shareholder”) or several shareholders. The Company will not be dissolved by the death, suspension of civil rights, insolvency, liquidation or bankruptcy of the Sole Shareholder.
Article 2. - Registered office
The registered office of the Company is established in Bertrange, Grand Duchy of Luxembourg (“Luxembourg”). It may be transferred within the boundaries of the municipality of Bertrange by a resolution of the board of directors of the Company (the “Board”) or, in the case of a sole director (the “Sole Director”) by a decision of the Sole Director.
Where the Board, or the Sole Director (as applicable), determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events would interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these extraordinary circumstances. Such temporary measures

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shall have no effect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company.
Article 3. - Duration
The Company is incorporated for an unlimited duration.
The Company may be dissolved, at any time, by a resolution of the General Meeting (as defined below) adopted in the manner required for amendment of the Articles, as prescribed in article 22. below.
Article 4. - Corporate objects
The object of the Company is to procure cash management and pooling services under any form whatsoever to all and any companies that belong to the same group of companies than the one to which the Company belongs, and, to this effect, the Company may borrow money from and grant loans, advances and guarantees in any form whatsoever to all and any entities participating in such cash management and pooling services.
The Company may borrow in any form by issuing notes, bonds and debentures and any kind of debt and/or equity securities. The Company may lend funds including, without limitation, the proceeds of any borrowings and/or issues of debt or equity securities to its subsidiaries, affiliated companies and/or any other companies or persons that may or may not be shareholders of the Company to the extent permitted under Luxembourg law. The Company may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over all or over some of its assets to guarantee its own obligations and undertakings and/or obligations and undertakings of any other companies or persons that may or may not be a shareholder of the Company, and, generally, for its own benefit and/or the benefit of any other company or person that may or may not be a shareholder of the Company.
In addition, the Company may acquire participations, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever, and manage such participations. The Company may in particular acquire by subscription, purchase, and exchange or in any other manner any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and more generally any securities and financial instruments issued by any public or private entity whatsoever. It may participate in the creation, development, management and control of any company or enterprise. The Company shall be considered as a “Société de Participations Financières” according to the applicable provisions.
The Company may generally employ any techniques and instruments relating to its investments for the purpose of their efficient management, including techniques and instruments designed to protect the Company against credit, currency exchange, interest rate risks and other risks.
In a general fashion it may grant assistance to affiliated companies, take any controlling and supervisory measures and carry out any operation, which it may deem useful in the accomplishment and development of its purposes.
The Company may carry out any commercial, financial or industrial operations and any transactions with respect to real estate, movable property or intellectual property, which directly or indirectly favour or relate to its object.

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Article 5. - Share capital
The subscribed share capital is set at EUR 31,000 (thirty one thousand euro) consisting of 310 (three hundred and ten) ordinary shares in registered form with a nominal value of EUR 100 (one hundred euro) each.
Article 6. - Shares
The shares are and will remain in registered form (actions nominatives).
A register of the shareholder(s) of the Company shall be kept at the registered office of the Company, where it will be available for inspection by any shareholders. Such register shall set forth the name of each shareholder, his residence or elected domicile, the number of shares held by him, the amounts paid in on each such share, and the transfer of shares and the dates of such transfers. The ownership of the shares will be established by the entry in this register.
The Company may redeem its own shares within the limits set forth by law.
Article 7. - Transfer of shares
The shares are freely transferable in accordance with the provisions of the Companies Act 1915. The transfer of shares shall become effective (opposable) towards the Company and third parties either (i) by a written declaration of transfer entered in the register of the shareholder(s) of the Company, such declaration of transfer to be executed by the transferor and the transferee or by persons holding suitable powers of attorney or (ii) in accordance with the provisions applying to the transfer of claims provided for in article 1690 of the Luxembourg civil code.
The Company may also accept as evidence of transfer other instruments of transfer evidencing the consent of the transferor and the transferee satisfactory to the Company.
Article 8. – Debt securities
Debt securities issued by the Company in registered form (obligations nominatives) may, under no circumstances, be converted into debt securities in bearer form (obligations au porteur).
Article 9. - Meetings of the shareholders of the Company
In the case of a Sole Shareholder, the Sole Shareholder assumes all powers conferred to the General Meeting. In these Articles, decisions taken, or powers exercised, by the General Meeting shall be a reference to decisions taken, or powers exercised, by the Sole Shareholder as long as the Company has only one shareholder. The decisions taken by the Sole Shareholder are documented by way of minutes.
In the case of a plurality of shareholders, any regularly constituted meeting of the shareholders of the Company (the “General Meeting”) shall represent the entire body of shareholders of the Company. It shall have the broadest powers to order, carry out or ratify acts relating to all the operations of the Company.
The annual General Meeting shall be held, in accordance with Luxembourg law, in Luxembourg at the address of the registered office of the Company or at such other place in the municipality of the registered office as may be specified in the convening notice of the meeting, on the last business day in June of each year at 10.00 a.m. If such day is not a business day for banks in Luxembourg, the annual General Meeting shall be held on the next following business day.
The annual General Meeting may be held abroad if, in the absolute and final judgment of the Board, exceptional circumstances so require.

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Other meetings of the shareholders of the Company may be held at such place and time as may be specified in the respective convening notices of the meeting.
Article 10. - Notice, quorum, powers of attorney and convening notices
The notice periods and quorum provided for by law shall govern the notice for, and the conduct of, the General Meetings, unless otherwise provided herein.
Each share is entitled to one vote.
Except as otherwise required by law or by these Articles, resolutions at a duly convened General Meeting will be passed by a simple majority of those present or represented and voting.
A shareholder may act at any General Meeting by appointing another person as his proxy in writing whether in original, by telefax, cable, telegram, telex or e-mail to which an electronic signature, which is valid under Luxembourg law, is affixed.
If all the shareholders of the Company are present or represented at a General Meeting, and consider themselves as being duly convened and informed of the agenda of the meeting, the meeting may be held without prior notice.
The shareholders may vote in writing (by way of a ballot paper) on resolutions submitted to the General Meeting provided that the written voting bulletins include (1) the name, first name, address and the signature of the relevant shareholder, (2) the indication of the shares for which the shareholder will exercise such right, (3) the agenda as set forth in the convening notice and (4) the voting instructions (approval, refusal, abstention) for each point of the agenda. The original voting bulletins must be received by the Company 72 (seventy-two) hours before the relevant General Meeting.
Article 11. - Management
For so long as the Company has a Sole Shareholder, the Company may be managed by a Sole Director only, which Sole Director need not to be a shareholder of the Company.
Where the Company has more than one shareholder, the Company shall be managed by a Board composed of at least three (3) directors who need not be shareholders of the Company. In that case, the General Meeting must appoint at least two new directors in addition to the then existing Sole Director. The director(s) shall be elected for a term not exceeding six years and may be re-elected.
When a legal person is appointed as a director of the Company (the “Legal Entity”), the Legal Entity must designate a permanent representative (représentant permanent) who will represent the Legal Entity as Sole Director or as member of the Board in accordance with article 51bis of the Luxembourg act dated 10 August 1915 on commercial companies, as amended (the “Companies Act 1915”).
The General Meeting shall appoint the directors and determine their number, their remuneration and the term of their office in accordance with the provisions of this article 11. Directors cannot be appointed for a term of office of more than six (6) years but are eligible for re-appointment at the expiry of their term of office. The General Meeting may decide to appoint one (1) or several A Director(s) and one (1) or several B Director(s). A director may be removed with or without cause and/or replaced, at any time, by resolution adopted by the General Meeting.
In the event of vacancy in the office of a director because of death, retirement or otherwise, the remaining directors may elect, by a majority vote, a director to fill such vacancy until the next General Meeting. In the absence of any remaining directors, a General Meeting shall promptly be convened by the auditor and held to appoint new directors.

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Article 12. - Meetings of the Board
The Board shall appoint a chairman (the “Chairman”) among its members and may choose a secretary, who need not be a director, and who shall be responsible for keeping the minutes of the meetings of the Board and of the resolutions passed at the General Meeting or of the resolutions passed by the Sole Shareholder. The Chairman will preside at all meetings of the Board and any General Meeting. In his/her absence, the General Meeting or the other members of the Board (as the case may be) will appoint another chairman pro tempore who will preside at the relevant meeting by simple majority vote of the directors present or by proxy at such meeting.
The Board shall meet upon request by the Chairman or any two directors at the place indicated in the notice of meeting, which place shall be in Luxembourg.
Written notice of any meeting of the Board shall be given to all the directors at least twenty-four (24) hours in advance of the date set for such meeting, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth briefly in the convening notice of the meeting of the Board.
No such written notice is required if all the members of the Board are present or represented during the meeting and if they state to have been duly informed, and to have had full knowledge of the agenda, of the meeting. The written notice may be waived by the consent in writing, whether in original, by telefax, cable, telegram, telex or e-mail to which an electronic signature, which is valid under Luxembourg law, is affixed, of each member of the Board. Separate written notice shall not be required for meetings that are held at times and places prescribed in a schedule previously adopted by resolution of the Board.
Any member of the Board may act at any meeting of the Board by appointing, in writing whether in original, by telefax, cable, telegram, telex or e-mail to which an electronic signature, which is valid under Luxembourg law, is affixed, another director as his or her proxy.
One member of the Board may represent more than one member attending by proxy at a meeting of the Board provided always that at least two members who are either present in person or who assist at such meeting by way of any means of communication that complies with the requirements set forth in the next paragraph.
Any director may participate in a meeting of the Board by conference call, video conference, or similar means of communications equipment whereby (i) the directors attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an on-going basis and (iv) the directors can properly deliberate. Participating in a meeting by such means shall constitute presence in person of such director at such meeting.
The Board may only validly deliberate and act if a majority of its members are present or represented. Board Resolutions shall be validly adopted by a majority of the votes of the directors present or represented, provided that if the General Meeting has appointed one or several A Directors and one or several B Directors, at least one (1) class A Director and one (1) class B Director votes in favour of the resolution. The chairman shall have a casting vote in the event of a tied vote, except if the Board is composed of one or several A Directors and one or several B Directors.
Notwithstanding the foregoing a resolution in writing, signed by all the directors entitled to receive notice of a meeting of the Board, shall be as valid as if it had been passed at a meeting of the Board duly convened and held any may consist of several documents in the like form, each signed by one or more directors, and such resolution when duly signed may be delivered or transmitted (unless the Board shall otherwise determine

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either generally or in any specific case) by facsimile transmission or some other similar means of transmitting the contents of documents. The date of such resolution shall be the date of the last signature.
Article 12 does not apply in the case that the Company is managed by a Sole Director.
Article 13. - Minutes of meetings of the Board or of resolutions of the Sole Director
The resolutions passed by the Sole Director are documented by written minutes which shall be kept at the Company's registered office.
The minutes of any meeting of the Board shall be signed by the Chairman or a member of the Board who presided at such meeting. The minutes relating to the resolutions taken by the Sole Director shall be signed by the Sole Director.
Copies or extracts of such minutes which may be produced in judicial proceedings or otherwise shall be signed by the Chairman, any two members of the Board or the Sole Director (as the case may be).
Article 14. - Powers of the Board and Sole Director
The Board is vested with the broadest powers to perform or cause to be performed all acts of disposition and administration in the Company's interest. All powers not expressly reserved by the Companies Act 1915 or by the Articles to the General Meeting fall within the competence of the Board.
The provisions of this Article 14 shall apply equally to the Sole Director where applicable.
Article 15. - Delegation of powers
The Board may appoint a person (délégué à la gestion journalière), either a shareholder or not, or a member of the Board or not, who shall have full authority to act on behalf of the Company in all matters concerned with the daily management and affairs of the Company.
The Board may appoint a person, either a shareholder or not, either a director or not, as permanent representative for any entity in which the Company is appointed as member of the board of directors. This permanent representative will act with all discretion, but in the name and on behalf of the Company, and may bind the Company in its capacity as member of the board of directors of any such entity.
The Board is also authorised to appoint a person, either director or not, for the purposes of performing specific functions at every level within the Company.
Article 16. – Binding signatures
The Company shall be bound towards third parties in all matters (including the daily management) by (i) the joint signature of any two (2) members of the Board or, if the General Meeting has appointed one or several A Directors and one or several B Directors, the joint signatures of at least one (1) A Director and one (1) B Director (ii) in the case of a Sole Director, the sole signature of the Sole Director or (iii) the joint signatures of any persons or sole signature of the person to whom such signatory power has been granted by the Board or the Sole Director, but only within the limits of such power.
Article 17. – Conflict of interests
No contract or other transaction between the Company and any other company or firm shall be affected or invalidated by the fact that any one or more of the directors or officers of the Company is interested in, or is a director, associate, officer or employee of such other company or firm.

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Exhibit 4.3

Any director or officer of the Company who serves as director, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, solely by reason of such affiliation with such other company or firm, be prevented from considering and voting or acting upon any matters with respect to such contract or other business.
In the event that any director of the Company may have any personal and opposite interest in any transaction of the Company, such director shall make known to the Board such personal and opposite interest and shall not consider or vote upon any such transaction, and such transaction, and such director's interest therein, shall be reported to the next following annual General Meeting. This paragraph does not apply for so long as the Company has a Sole Director.
For so long as the Company has a Sole Director, the minutes of the General Meeting shall set forth the transactions entered into by the Company and the Sole Director and in which the Sole Director has an opposite interest to the interest of the Company.
The two preceding paragraphs do not apply to resolutions of the Board or the Sole Director concerning transactions made in the ordinary course of business of the Company of which are entered into on arm's length terms.
Article 18. – Supervisory Auditor
Where the provisions of the Companies Act 1915 require, the operations of the Company shall be supervised by one or several supervisory auditors (commissaire(s) aux comptes), and/or independent auditors (réviseur(s) d’entreprise agrée) as applicable. Where the Company voluntarily appoints a réviseur d’entreprise agrée, it needs not to appoint a commissaire aux comptes.
The independent/supervisory auditor(s) shall be elected for a term not exceeding six years and shall be eligible for re-appointment.
The independent /supervisory auditor(s) will be appointed by the General Meeting which will determine their number, their remuneration and the term of their office. The supervisory auditor(s) in office may be removed at any time by the General Meeting with or without cause.
Article 19. - Accounting year
The accounting year of the Company shall begin on the 1 January and shall terminate on the 31 December of each year.
Article 20. - Allocation of profits
From the annual net profits of the Company, 5% (five per cent.) shall be allocated to the reserve required by law. This allocation shall cease to be required as soon as such legal reserve amounts to 10% (ten per cent.) of the capital of the Company as stated or as increased or reduced from time to time as provided in article 5 above.
The General Meeting shall determine how the remainder of the annual net profits shall be disposed of and it may alone decide to pay dividends from time to time, as in its discretion believes best suits the corporate purpose and policy.
The dividends may be paid in euro or any other currency selected by the Board and they may be paid at such places and times as may be determined by the Board. The Board may decide to pay interim dividends under the conditions and within the limits laid down in the Companies Act 1915.
Article 21. - Dissolution and liquidation
The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendment of these Articles, as prescribed in article

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22. below. In the event of a dissolution of the Company, the liquidation shall be carried out by one or several liquidators (who may be physical persons or legal entities) appointed by the General Meeting deciding such liquidation. Such General Meeting shall also determine the powers and the remuneration of the liquidator(s).
Article 22. - Amendments
These Articles may be amended, from time to time, by an extraordinary General Meeting, subject to the quorum and majority requirements referred to in the Companies Act 1915.
Article 23. - Applicable law
All matters not expressly governed by these Articles shall be determined in accordance with the Companies Act 1915.
TRANSITORY PROVISIONS
The first business year begins today and ends on 31 December 2015.
The first annual General Meeting will be held in 2016.
SUBSCRIPTION AND PAYMENT
The Articles of the Company having thus been established, the party appearing hereby declares that it subscribes to 310 (three hundred and ten) shares representing the total share capital of the Company.
All these shares have been paid up by the Shareholder to an extent of 100% (one hundred per cent.) by payment in cash, so that the sum of EUR 31,000 (thirty one thousand euros) paid by the Shareholder is from now on at the free disposal of the Company, evidence thereof having been given to the officiating notary.
STATEMENT
The notary executing this deed declares that the conditions prescribed by article 26 of the Companies Act 1915 have been fulfilled and expressly bears witness to their fulfilment. Further, the notary executing this deed confirms that these conditions have been observed and further confirms that these Articles comply with the provisions of article 27 of the Companies Act 1915.
COSTS
The amount, approximately at least, of costs, expenses, salaries or charges, in whatever form it may be incurred or charged to the Company as a result of its formation, is approximately evaluated to one thousand one hundred Euros (EUR 1,100).-
RESOLUTIONS OF THE SHAREHOLDER
The above named party, representing the whole of the subscribed share capital has passed the following resolutions.
1.    the number of director of the Company is set at 4 (four);

2.	the following persons are appointed as Directors of the Company:
Class A Directors:
- Mr. Cornelis Martinus Verhaaren, born on January 2, 1966, in the Netherlands and with professional address at 10b, rue des Mérovingiens, L-8070 Bertrange, Grand Duchy of Luxembourg,
- Mr. Christopher Rosselli, born on 7 November 1972, in Washington D.C., United States of America and with professional address at 160, South Industrial Boulevard, 30701 Calhoun - Georgia, United States of America,

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Class B Directors:
- Mr. John Kleynhans, born on October 30, 1969, in Oberholzer, South Africa and with professional address at 58, rue Charles Martel, L-2134 Luxembourg, Grand Duchy of Luxembourg,

- Mr. Hermanus Roelof Willem Troskie, born on May 24, 1970, in Amsterdam, Netherlands and with professional address at 56, rue Charles Martel, L-2134 Luxembourg, Grand Duchy of Luxembourg.

3.	that the following company is appointed as supervisory auditor (commissaire aux comptes) of the Company:
KPMG Luxembourg S.à r.l., a company incorporated and existing under the laws of Luxembourg, with registered office address at 39, Avenue John F. kennedy, 1855 Luxembourg and registered with the trade and companies register under number B 149133;

4.	that the terms of mandates of the Directors and supervisory auditor (commissaire aux comptes) will expire after the annual General Meeting of the year 2021; and

5.	that the address of the registered office of the Company is at 10B, rue des Merovingiens, L-8070 Bertrange.
The undersigned notary who understands and speaks English, states herewith that at the request of the above appearing party, the present deed is worded in English followed by a French version. At the request of the same appearing person and in case of divergences between English and the French versions, the English version will prevail.
Whereof the present notarial deed was drawn up in Luxembourg, on the day named at the beginning of this document.
The document having been read to the person appearing, all of whom are known to the notary by their surnames, names, civil status and residences, the said persons appearing signed together with the notary the present deed.
Suit la traduction en français du texte qui précède
L’an deux mille quinze, le seize juillet.
Par-devant Maître Wersandt, notaire, résident à Luxembourg.
A comparu :
Mohawk Global Investments S.àr.l., une société constituée selon les lois du Luxembourg, avec son siège social au 10B, rue des Merovingiens, L-8070 Luxembourg, immatriculée sous le numéro B111052 (l' “Associé”).
ici représentée par Abdelrahime Benmoussa, ayant son adresse professionnelle au 58, Charles Martel, L-2134 Luxembourg, en vertu d’une procuration donnée sous seing privé.
Ladite procuration après avoir été signée ne varietur par le mandataire de la partie comparante ainsi que par le notaire soussigné, restera annexée au présent acte pour être soumise à la formalité de l’enregistrement.
Lequel comparant, agissant en sa qualité de représentant de l'Associé Unique, a requis le notaire instrumentaire de dresser les statuts (ci-après, les “Statuts”) d'une société anonyme qu'il déclare constituer et qu'il a arrêté comme suit:

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Article 1. - Forme - Dénomination
Il est établi une société anonyme sous la dénomination de “Mohawk Capital Luxembourg S.A.” (ci-après, la “Société”).
La Société peut avoir un associé unique (l' “Associé Unique”) ou plusieurs actionnaires. La société ne pourra pas être dissoute par la mort, la suspension des droits civiques, la faillite, la liquidation ou la banqueroute de l'Associé Unique.
Article 2. - Siège Social
Le siège social de la Société est établi à Luxembourg, Grand-Duché de Luxembourg (“Luxembourg”). Il pourra être transféré dans les limites de la commune de Luxembourg par simple décision du conseil d’administration de la Société (le “Conseil d’Administration”) ou, dans le cas d'un administrateur unique (l' “Administrateur Unique”) par une décision de l'Administrateur Unique.
Lorsque le Conseil d’Administration, ou l’Administrateur Unique (si applicable), estime que des événements extraordinaires d'ordre politique ou militaire de nature à compromettre l'activité normale au siège social, ou la communication aisée entre le siège social et l'étranger se produiront ou seront imminents, il pourra transférer provisoirement le siège social à l'étranger jusqu'à cessation complète de ces circonstances anormales. Cette mesure provisoire n'aura toutefois aucun effet sur la nationalité de la Société, qui restera une société luxembourgeoise.
Article 3. - Durée de la Société
La Société est constituée pour une période indéterminée.
La Société peut être dissoute, à tout moment, par résolution de l’Assemblée Générale (telle que définie ci-après) de la Société statuant comme en matière de modifications des Statuts, tel que prescrit à l'article 22. ci-après.
Article 4. - Objet Social
La Société a pour objet de procurer une gestion financière et des services communs de gestion sous quelque forme que ce soit à toutes les sociétés qui appartiennent au même groupe de sociétés que celui auquel la Société appartient et, à cet effet, elle pourra emprunter de l’argent et octroyer des prêts, des avances et des garanties sous quelque forme que ce soit à toutes les entités participant à cette gestion de fonds et services communs. La Société pourra emprunter de l’argent aux institutions de crédit qui participent à cette gestion de fonds et services communs sous quelque forme que ce soit, limitation, par voie de lignes de crédits, facilités, avances et autrement et donner des garanties sous quelque forme que ce soit dans ce but.
La Société pourra emprunter sous quelque forme que ce soit sauf par voie d’offre publique. Elle peut procéder, uniquement par voie de placement privé, à l’émission de parts sociales et obligations et d’autres titres représentatifs d’emprunts et/ou de créances. La Société pourra prêter des fonds, sans limitation, résultant des emprunts et/ou des émissions d’obligations ou de valeurs, à ses filiales, sociétés affiliées et/ou toute autre société ou personne qui peuvent être associés ou non de la Société, dans la limite de ce qui est permis par la loi luxembourgeoise. La Société pourra aussi donner des garanties et nantir, transférer, grever ou créer de toute autre manière et accorder des sûretés sur toutes ou partie de ses actifs afin de garantir ses propres obligations et engagements et/ou obligations et engagements de toute autre société ou personne qui peuvent être associés ou non de la Société, et, de manière générale, en sa faveur et/ou en faveur de toute autre société ou personne qui peuvent être associés ou non de la Société.

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La Société pourra également prendre des participations, tant au Luxembourg qu’à l’étranger, dans toutes les sociétés ou entreprises sous quelque forme que ce soit et à ce titre participer à la gestion de ces sociétés ou entreprises ou participations. La Société pourra en particulier acquérir par souscription, achat, et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette et en général toutes valeurs ou instruments financiers émis par toute entité publique ou privée. Elle pourra participer dans la création, le développement, la gestion et le contrôle de toute société ou entreprise. La Société sera considérée comme une Société de Participations Financières selon les mesures en vigueur.
Elle pourra en outre investir dans l’acquisition et la gestion d’un portefeuille de brevets ou d’autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.
La Société peut, d’une manière générale, employer toutes techniques et instruments liés à des investissements en vue d’une gestion efficace, y compris des techniques et instruments destinés à la protéger contre les créanciers, fluctuations monétaires, fluctuations de taux d’intérêt et autres risques.
D'une manière générale, elle pourra prêter assistance à toute société affiliée, prendre toutes mesures de contrôle et de supervision et exécuter toutes opérations qu'elle estimera utiles dans l'accomplissement et le développement de son objet.
La société pourra acheter, vendre, échanger, financer, louer, améliorer, démolir, construire pour son propre compte, développer, diviser et gérer tous biens immobiliers. Elle pourra en outre effectuer tous travaux de rénovations et de transformations ainsi que la maintenance de ces biens.
La Société pourra accomplir toutes opérations commerciales, financières ou industrielles, ainsi que toutes transactions se rapportant à la propriété immobilière, mobilière ou propriété intellectuelle, qui directement ou indirectement favorisent ou se rapportent à la réalisation de son objet social.
Article 5. – Capital Social
Le capital social souscrit est fixé à EUR 31.000 (trente et un mille euros) représenté par 310 (trois cent dix) actions ordinaires sous forme nominative d’une valeur nominale de EUR 100 (cent euros) chacune.
Le capital social souscrit de la Société pourra être augmenté ou réduit par une résolution prise par l’Assemblée Générale statuant comme en matière de modifications des Statuts, tel que prescrit à l’article 22. ci-après.
Article 6. - Actions
Les actions sont et resteront nominatives.
Un registre de(s) actionnaire(s) sera tenu au siège social de la Société où il pourra être consulté par tout actionnaire. Ce registre contiendra le nom de tout actionnaire, sa résidence ou son domicile élu, le nombre d'actions qu'il détient, le montant libéré pour chacune de ces actions, ainsi que la mention des transferts des actions et les dates de ces transferts. La propriété des actions sera établie par inscription dans ledit registre.
La Société pourra racheter ses propres actions dans les limites prévues par la loi.
Article 7. - Transfert des Actions
Le transfert des actions peut se faire par une déclaration écrite de transfert inscrite au registre de(s) actionnaire(s) de la Société, cette déclaration de transfert devant être datée et signée par le cédant et le cessionnaire ou par des personnes détenant les pouvoirs de représentation nécessaires pour agir à cet effet ou, conformément aux

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Exhibit 4.3

dispositions de l'article 1690 du code civil luxembourgeois relatives à la cession de créances.
La Société pourra également accepter comme preuve de transfert d’actions, d'autres instruments de transfert, dans lesquels les consentements du cédant et du cessionnaire sont établis, jugés suffisants par la Société.
Article 8. – Obligations
Les obligations émises par la Société sous forme nominative ne pourront, en aucun cas, être converties en obligations au porteur.
Article 9. – Réunions de l’assemblée des actionnaires de la Société
Dans l'hypothèse d'un Associé Unique, l'Associé Unique aura tous les pouvoirs conférés à l'Assemblée Générale. Dans ces Statuts, toute référence aux décisions prises ou aux pouvoirs exercés par l'Assemblée Générale sera une référence aux décisions prises ou aux pouvoirs exercés par l'Associé Unique tant que la Société n'a qu'un associé unique. Les décisions prises par l'Associé Unique sont enregistrées par voie de procès-verbaux.
Dans l'hypothèse d'une pluralité d'actionnaires, toute assemblée générale des actionnaires de la Société (l' « Assemblée Générale ») régulièrement constituée représente tous les actionnaires de la Société. Elle a les pouvoirs les plus larges pour ordonner, faire ou ratifier tous les actes relatifs aux opérations de la Société.
L'Assemblée Générale annuelle se tiendra conformément à la loi luxembourgeoise à Luxembourg au siège social de la Société ou à tout autre endroit de la commune du siège indiqué dans les convocations, chaque année le dernier jour ouvrable de juin à 10:00 heures. Si ce jour est férié pour les établissements bancaires à Luxembourg, l'Assemblée Générale annuelle se tiendra le premier jour ouvrable suivant.
L'Assemblé Générale pourra se tenir à l'étranger si le Conseil d'Administration constate souverainement que des circonstances exceptionnelles le requièrent.
Les autres Assemblées Générales pourront se tenir aux lieu et heure spécifiés dans les avis de convocation.
Article 10. - Délais de convocation, quorum, procurations, avis de convocation
Les délais de convocation et quorum requis par la loi seront applicables aux avis de convocation et à la conduite de l'Assemblée Générale, dans la mesure où il n’en est pas disposé autrement dans les Statuts.
Chaque action donne droit à une voix.
Dans la mesure où il n’en est pas autrement disposé par la loi ou par les Statuts, les décisions de l'Assemblée Générale dûment convoqués sont prises à la majorité simple des actionnaires présents ou représentés et votants.
Chaque actionnaire pourra prendre part aux assemblées générales des actionnaires de la Société en désignant par écrit, soit en original, soit par téléfax, par câble, par télégramme, par télex ou par courriel muni d'une signature électronique conforme aux exigences de la loi luxembourgeoise une autre personne comme mandataire.
Si tous les actionnaires sont présents ou représentés à l’Assemblée Générale, et déclarent avoir été dûment convoqués et informés de l’ordre du jour de l’assemblée générale des actionnaires de la Société, celle-ci pourra être tenue sans convocation préalable.
Les actionnaires peuvent voter par écrit (au moyen d'un bulletin de vote) sur les projets de résolutions soumis à l'Assemblée Générale à la condition que les bulletins de vote

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Exhibit 4.3

incluent (1) les nom, prénom adresse et signature des actionnaires, (2) l'indication des actions pour lesquelles l'actionnaire exercera son droit, (3) l'agenda tel que décrit dans la convocation et (4) les instructions de vote (approbation, refus, abstention) pour chaque sujet de l'agenda. Les bulletins de vote originaux devront être envoyés à la Société 72 (soixante-douze) heures avant la tenue de l'Assemblée Générale.
Article 11. - Administration de la Société
Tant que la Société n'a qu'un Associé Unique, la Société peut être administrée seulement par un Administrateur unique qui n'a pas besoin d'être un associé de la Société (l' « Administrateur Unique »).

Si la Société a plus d'un actionnaire, la Société sera administrée par un Conseil d'Administration comprenant au moins trois membres, lesquels ne seront pas nécessairement actionnaires de la Société. Dans ce cas, l'Assemblée Générale doit nommer au moins 2 (deux) nouveaux administrateurs en plus de l'Administrateur Unique en place. L'Administrateur Unique ou, le cas échéant, les administrateurs seront élus pour un terme ne pouvant excéder six ans et ils seront rééligibles.
Toute référence dans les Statuts au Conseil d'Administration sera une référence à l'Administrateur Unique (lorsque la Société n'a qu'un associé unique) tant que la Société a un associé unique.
Lorqsu'une personne morale est nommée administrateur de la Société (la « Personne Morale »), la Personne Morale doit désignée un représentant permanent qui représentera la Personne Morale conformément à l'article 51bis de la loi luxembourgeoise en date du 10 août 1915 sur les sociétés commerciales, telle qu'amendée (la « Loi sur les Sociétés de 1915 »).
L'Assemblée Générale nomme les administrateurs et fixe leur nombre, leur rémunération ainsi que la durée de leur mandat conformément aux dispositions du présent article 14. Les administrateurs ne peuvent être nommés pour plus de six (6) ans, mais sont rééligibles à la fin de leur mandat. L'Assemblée Générale peut décider de nommer un (1) ou plusieurs Administrateur(s) A et un (1) ou plusieurs Administrateur(s) B. Un administrateur peut être révoqué avec ou sans motif et/ou peut être remplacé à tout moment par décision de l’Assemblée Générale.
En cas de vacance d’un poste d'administrateur pour cause de décès, de retraite ou toute autre cause, les administrateurs restants pourront élire, à la majorité des votes, un administrateur pour pourvoir au remplacement du poste devenu vacant jusqu'à la prochaine Assemblée Générale. En l'absence d'administrateur disponible, l'Assemblée Générale devra être rapidement être réunie par le commissaire aux comptes et se tenir pour nommer de nouveaux administrateurs.
Article 12. - Réunion du Conseil d'Administration
Le Conseil d’Administration doit nommer un président (le « Président ») parmi ses membres et peut désigner un secrétaire, administrateur ou non, qui sera en charge de la tenue des procès-verbaux des réunions du Conseil d’Administration et des décisions de l'Assemblée Générale ou de l'Associé Unique. Le Président présidera toutes les réunions du Conseil d'Administration et de l'Assemblée Générale. En son absence, l'Assemblée Générale ou les autres membres du Conseil d'Administration, le cas échéant, nommeront un président pro tempore qui présidera la réunion en question, par un vote à la majorité simple des administrateurs présents ou par procuration à la réunion en question.

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Exhibit 4.3

Les réunions du Conseil d’Administration seront convoquées par le Président ou par deux administrateurs, au lieu indiqué dans l'avis de convocation, lieu qui sera situé au Luxembourg.
Avis écrit de toute réunion du Conseil d'Administration sera donné à tous les administrateurs au moins 24 (vingt-quatre) heures avant la date prévue pour la réunion, sauf s'il y a urgence, auquel cas la nature (et les motifs) de cette urgence seront mentionnés brièvement dans l'avis de convocation.
La réunion peut être valablement tenue sans convocation préalable si tous les administrateurs de la Société sont présents ou représentés lors du Conseil d’Administration et déclarent avoir été dûment informés de la réunion et de son ordre du jour. Il peut aussi être renoncé à la convocation écrite avec l’accord de chaque administrateur de la Société donné par écrit soit en original, soit par téléfax, câble, télégramme, par télex ou par courriel muni d'une signature électronique conforme aux exigences de la loi luxembourgeoise. Une convocation spéciale ne sera pas requise pour une réunion du Conseil d'Administration se tenant à une heure et à un endroit prévus dans une résolution préalablement adoptée par le Conseil d'Administration.
Tout membre du Conseil d'Administration peut se faire représenter à toute réunion du Conseil d’Administration en désignant par écrit soit en original, soit par téléfax, câble, télégramme, par télex ou par courriel muni d'une signature électronique conforme aux exigences de la loi luxembourgeoise, un autre administrateur comme son mandataire.
Un membre du Conseil d'Administration peut représenter plusieurs autres membres du Conseil d'Administration participant par procuration, à la condition qu'au moins deux membres du Conseil d'Administration soient physiquement présents ou assistent à la réunion du Conseil d'Administration par le biais de tout moyen de communication qui est conforme aux exigences du paragraphe qui suit.
Tout administrateur peut participer à la réunion du Conseil d'Administration par conférence téléphonique, video-conférence ou tout autre moyen de communication similaire grâce auquel (i) les administrateurs participant à la réunion du Conseil d'Administration peuvent être identifiés, (ii) toute personne participant à la réunion du Conseil d'Administration peut entendre et parler avec les autres participants, (iii) la réunion du Conseil d'Administration est retransmise en direct et (iv) les membres du Conseils d'Administration peuvent valablement délibérer. La participation à une réunion du Conseil d'Administration par un tel moyen de communication équivaudra à une participation en personne de ce directeur à une telle réunion.
Le Conseil d’Administration ne pourra délibérer et/ou agir valablement que si la majorité au moins des administrateurs est présente ou représentée à une réunion du Conseil d’Administration. Les décisions sont prises à la majorité des voix des administrateurs présents ou représentés lors de ce Conseil d’Administration, à moins que l'Assemblée générale a nommé un ou plusieurs Administrateurs A et un ou plusieurs Administrateurs B, au moins un (1) administrateur de classe A et un (1) Administrateur de classe B votent en faveur de la résolution. Le président aura une voix prépondérante en cas de parité des voix, sauf si le Conseil est composé d'un ou de plusieurs administrateurs A et un ou plusieurs Administrateurs B.
Nonobstant les dispositions qui précèdent une résolution écrite, signée par tous les administrateurs autorisés à recevoir une convocation à une réunion du Conseil d’Administration, est valide comme si elle a été passée lors d’une réunion du Conseil d’Administration dûment organisée et peut être constituée de plusieurs documents de toute sorte, chacun étant signé par un ou plusieurs administrateurs. Cette résolution, dûment signée, peut être remise ou transmise (sauf si le Conseil d’Administration en décide autrement de manière générale ou spécifique) par facsimilé ou tout autre moyen

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Exhibit 4.3

similaire de transmission du contenu des documents. La date d’une telle décision sera la date de la dernière signature.
L'article 12 ne s'applique pas au cas où la Société est administrée par un Administrateur Unique.
Article 13. - Procès-verbal de réunion du Conseil d'Administration et des résolutions de l'Administrateur Unique
Les résolutions prises par l'Administrateur Unique seront inscrites dans des procès-verbaux qui doivent être consérvés au siège social de la Société.
Les procès-verbaux des réunions du Conseil d'Administration seront signés par le Président qui en aura assumé la présidence. Les procès-verbaux des résolutions prises par l'Administrateur Unique seront signés par l'Administrateur Unique.
Les copies ou extraits de procès-verbaux destinés à servir en justice ou ailleurs seront signés par le Président, deux memebres du Conseil d'Administration ou l'Administrateur Unique, le cas échéant.
Article 14. - Pouvoirs du Conseil d'Administration et de l’Administrateur Unique
Le Conseil d'Administration est investi des pouvoirs les plus larges pour accomplir tous les actes de disposition et d’administration dans l'intérêt de la Société. Tous les pouvoirs non expressément réservés par la Loi sur les Sociétés de 1915 ou par les Statuts à l'Assemblée Générale sont de la compétence du Conseil d'Administration.
Les provisions du présent Article 14 s’appliqueront de manière identique à l‘Administrateur Unique, si applicable.
Article 15. - Délégation de pouvoirs
Le Conseil d'Administration peut nommer un délégué à la gestion journalière, actionnaire ou non membre du Conseil d'Administration ou non, qui aura les pleins pouvoirs pour agir au nom de la Société pour tout ce qui concerne la gestion journalière.
Le Conseil d'Administration peut nommer une personne, actionnaire ou non, administrateur ou non, en qualité de représentant permanent de toute entité dans laquelle la Société est nommée membre du conseil d'administration. Ce représentant permanent agira de son propre chef, mais au nom et pour le compte de la Société et engagera la Société en sa qualité de membre du conseil d'administration de toute telle entité.
Le Conseil d'Administration est aussi autorisé à nommer une personne, administrateur ou non, sans l'autorisation préalable de l'Assemblée Générale, pour l'exécution de missions spécifiques à tous les niveaux de la Société.
Article 16. - Signatures autorisées
La Société sera engagée, en toutes circonstances (y compris dans le cadre de la gestion journalière), vis-à-vis des tiers par (i) la signature conjointe de deux administrateurs de la Société à moins que l'Assemblée générale a nommé un ou plusieurs Administrateurs A et un ou plusieurs Administrateurs B,la signature conjointe d’au moins un (1) Administrateur A et un (1) Administrateur B ou (ii) dans le cas d'un administrateur unique, la signature de l'Administrateur Unique, ou (iii) par les signatures conjointes de toutes personnes ou l'unique signature de toute personne à qui de tels pouvoirs de signature auront été délégués par le Conseil d'Administration et ce dans les limites des pouvoirs qui leur auront été conférés.

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Exhibit 4.3

Article 17. - Conflit d'intérêts
Aucun contrat ou autre transaction entre la Société et une quelconque autre société ou entité ne seront affectés ou invalidés par le fait qu'un ou plusieurs administrateurs ou fondés de pouvoir de la Société auraient un intérêt personnel dans, ou sont administrateur, associé, fondé de pouvoir ou employé d’une telle société ou entité.
Tout administrateur ou fondé de pouvoir de la Société, qui est administrateur, fondé de pouvoir ou employé d'une société ou entité avec laquelle la Société contracterait ou s’engagerait autrement en affaires, ne pourra, en raison de sa position dans cette autre société ou entité, être empêchée de délibérer, de voter ou d’agir en relation avec un tel contrat ou autre affaire.
Au cas où un administrateur de la Société aurait un intérêt personnel et contraire dans une quelconque affaire de la Société, cet administrateur devra informer le Conseil d'Administration de son intérêt personnel et contraire et il ne délibérera et ne prendra pas part au vote sur cette affaire; rapport devra être fait au sujet de cette affaire et de l'intérêt personnel de cet administrateur à la prochaine Assemblée Générale. Ce paragraphe ne s'applique pas tant que la Société est administrée par un Administrateur Unique.
Tant que la Société est administrée par un Administrateur Unique, les procès-verbaux de l'Assemblée Générale devront décrire les opérations dans lesquelles la Société et l'Administrateur Unique se sont engagés et dans lequelles l'Administrateur Unique a un intérêt opposé à celui de la Société.
Les deux pragraphes qui précèdent ne s'appliquent pas aux résolutions du Conseil d'Administration ou de l'Administrateur Unique concernant les opérations réalisées dans le cadre ordinaire des affaires courantes de la Société lesquelles sont conclues à des conditions normales.
Article 18. – Commissaire aux comptes
Lorsque les provisions de le la Loi sur les Sociétés de 1915  le requièrent, les opérations de la Société seront surpervisées par un ou plusieurs commissaires aux comptes et/ou réviseurs d’entreprise agréé selon les cas. Si la Société décide volontairement de nommer un réviseur d’entreprise agréé, alors la nomination d’un commissaire aux comptes n’est pas nécessaire.
Le commissaire aux comptes / réviseur d’entreprise agréé sera élu pour une période n’excédant pas six ans et il sera rééligible.
Le commissaire aux comptes / réviseur d’entreprise agréé sera nommé par l'Assemblée Générale qui détermine leur nombre, leur rémunération et la durée de leur fonction. Le commissaire aux comptes en fonction peut être révoqué à tout moment, avec ou sans motif, par l'Assemblée Générale.
Article 19. - Exercice social
L'exercice social commencera le 1er janvier de chaque année et se terminera le 31 décembre de chaque année.
Article 20. - Affectation des Bénéfices
Il sera prélevé sur le bénéfice net annuel de la Société 5% (cinq pour cent) qui seront affectés à la réserve légale. Ce prélèvement cessera d’être obligatoire lorsque la réserve légale aura atteint 10% (dix pour cent) du capital social de la Société tel qu’il est fixé ou tel que celui-ci aura été augmenté ou réduit de temps à autre, conformément à l'article 5 des Statuts.

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Exhibit 4.3

L’Assemblée Générale décidera de l'affectation du solde restant du bénéfice net annuel et décidera seule de payer des dividendes de temps à autre, comme elle estime à sa discrétion convenir au mieux à l'objet et à la politique de la Société.
Les dividendes pourront être payés en euros ou en toute autre devise choisie par le Conseil d'Administration et devront être payés aux lieu et place choisis par le Conseil d'Administration. Le Conseil d'Administration peut décider de payer des dividendes intérimaires sous les conditions et dans les limites fixées par la Loi sur les Sociétés de 1915.
Article 21. - Dissolution et Liquidation
La Société peut être dissoute, à tout moment, par une décision de l’Assemblée Générale de la Société statuant comme en matière de modifications des Statuts, tel que prescrit à l'article 22 ci-après. En cas de dissolution de la Société, il sera procédé à la liquidation par les soins d'un ou de plusieurs liquidateurs (qui peuvent être des personnes physiques ou morales), et qui seront nommés par la décision de l'Assemblée Générale décidant cette liquidation. L'Assemblée Générale déterminera également les pouvoirs et la rémunération du ou des liquidateurs.
Article 22. - Modifications statutaires
Les présents Statuts pourront être modifiés de temps en temps par l'Assemblée Générale extraordinaire dans les conditions de quorum et de majorité requises par la Loi sur les Sociétés de 1915.
Article 23. - Droit applicable
Toutes les questions qui ne sont pas régies expressément par les présents Statuts seront tranchées en application de la Loi sur les Sociétés de 1915.
DISPOSITIONS TRANSITOIRES
Le premier exercice social commence aujourd’hui et se terminera le 31 décembre 2015.
La première Assemblée Générale annuelle se tiendra en 2016.
SOUSCRIPTION ET LIBERATION
Les Statuts de la Société ayant ainsi été arrêtés, le comparant déclare qu’il a souscrit les 310 (trois cent dix) actions représentant la totalité du capital social de la Société.
Toutes ces actions ont été libérées par l'Associé Unique à hauteur de 100% (cent pour cent) par paiement en numéraire, de sorte que le montant de EUR 31.000 (trente et un mille euros) est à la libre disposition de la Société, ainsi qu'il a été prouvé au notaire instrumentaire qui le constate expressément.
DECLARATION
Le notaire soussigné déclare avoir vérifié l’existence des conditions énumérées à l’article 26 de la Loi sur les Sociétés de 1915, et en constate expressément l’accomplissement. Il confirme en outre que ces Statuts sont conformes aux dispositions de l’article 27 de la Loi sur les Sociétés de 1915.
ESTIMATION DES FRAIS
Le montant des frais, dépenses, rémunérations ou charges, sous quelque forme que ce soit, qui incombent à la Société ou qui sont mis à sa charge en raison de sa constitution, s'élèvent approximativement à la somme de mille cent euros (EUR 1.100).-
RESOLUTIONS DE L'ASSOCIE UNIQUE
Le comparant préqualifié, représentant l'intégralité du capital social souscrit, a pris les résolutions suivantes :

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Exhibit 4.3

1.    le nombre d’administrateur de la Société est fixé à 4 (quatre) ;
2.    sont nommés Administrateur de la Société les personnes suivantes :
Administrateurs de categorie A:
- Mr. Cornelis Martinus Verhaaren, né le 2 janvier, 1966, aux Pays Bas et ayant pour adresse professionelle le 10b, rue des Mérovingiens, L-8070 Bertrange, Grand Duché du Luxembourg,
- Mr. Christopher Rosselli, né le 7 novembre 1972, à Washington D.C., Etats Unis d’Amerique et ayant pour adresse professionelle le 160, South Industrial Boulevard, 30701 Calhoun - Georgia, Etats Unis d’Amerique,

Administrateurs de categorie B:
- Mr. John Kleynhans, né le 30 octobre 1969, à Oberholzer, Afrique du Sud et ayant pour adresse professionnelle le 58, rue Charles Martel, L-2134 Luxembourg, Grand Duché du Luxembourg,

- Mr. Hermanus Roelof Willem Troskie, né le 24 mai 1970, à Amsterdam, Pays Bas et ayant pour adresse professionnelle le 56, rue Charles Martel, L-2134 Luxembourg, Grand Duché du Luxembourg,
3.    est nommé commissaire aux comptes de la Société la société suivante:
KPMG Luxembourg S.à r.l., une société constituée selon les lois du Luxembourg, avec son siège social au 39, Avenue John F. Kennedy,1855 Luxembourg, immatriculée sous le numéro B 149133 ;

4.	les mandats des administarteurs et du commissaire aux comptes prendront fin à l’issue de l'Assemblée Générale annuelle de l'année 2021; et

5.	le siège social de la société est fixé au 10b, rue des Mérovingiens, L-8070 Bertrange, Grand Duché du Luxembourg.
Le notaire soussigné qui comprend et parle l’anglais, déclare qu’à la requête de la partie comparante, le présent acte a été établi en anglais, suivi d’une version française. A la requête de cette même partie comparante et en cas de distorsions entre la version anglaise et française, la version anglaise prévaudra.
Dont acte, fait et passé, date qu'en tête des présentes à Luxembourg.
Et après lecture faite aux comparants, connus du notaire par noms, prénoms usuels, états et demeures, les comparants ont signé avec le notaire le présent acte.

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